Exhibit 99.1


                  [General Semiconductor, Inc. Letterhead]
       FOR IMMEDIATE RELEASE                           CONTACT: Pam Jameson
                                                             (516) 847-3169


      GENERAL SEMICONDUCTOR ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

MELVILLE, NY (July 22, 1998)--General Semiconductor, Inc. (NYSE:SEM), a leading manufacturer of discrete semiconductors, today reported a 3.5% increase in net sales for the quarter ended June 30, 1998, to $98.8 million, versus the $95.5 million reported in the comparable quarter of 1997. Sales for 1998 include the small signal products business that was acquired in October 1997.

Operating income for the second quarter was $15.6 million compared with pro forma $18.8 million (before restructuring charges) reported in 1997. Earnings per share for the period were $0.19 compared with pro forma $0.24, excluding the charges noted above in the second quarter of 1997.

On a sequential basis, net sales for the second quarter of 1998 were down 7.1% from $106.4 million reported in the first quarter of 1998. Operating income was down 20.0% from the first quarter's $19.5 million. Earnings per share decreased 26.9% from the $0.26 per share reported in the first quarter.

"The outlook for electronic components has continued to deteriorate and capacity utilization remains low," stated Ronald A. Ostertag, Chairman and Chief Executive Officer. "Despite the challenging environment in the market for discrete components, we performed relatively well due to the strength of our operations and our market positioning. Our business is always tightly controlled, but we have taken additional steps to ensure that our costs are adjusted in response to the reduced order level and continued price pressures. At the same time, we continue to manage our business to ensure that we remain well positioned to respond to the turnaround in business when it occurs, and to benefit from opportunities as they arise."

Net sales for the six-month period ended June 30 increased 13.4% to $205.2 million from $180.9 million reported in the comparable period of 1997. Operating income in the period increased 11.0% to $35.2 million versus pro forma $31.7 million (before restructuring charges). Earnings per share for the first half of 1998 was $0.44 versus the pro forma $0.37, before restructuring charges, reported in 1997, an increase of 18.9%.

When first quarter 1998 earnings were released, the Company was cautiously optimistic that strength in Europe and North America would continue to offset weakness in Asia. In a subsequent release on June 29, the Company disclosed that it was experiencing a more general slowdown and that earnings for the second quarter would be below those of the first quarter.

In addition, pricing, which was previously expected to decline 6% to 8% from 1997, is softening further and is now expected to be down nearly 10% from last year. Orders are also expected to be soft for the remainder of the year. Accordingly, earnings for the second half of 1998 could be below the $0.44 per share reported in the first half by more than 40%.

General Semiconductor, Inc. is a market leader in the discrete segment of the semiconductor industry with manufacturing facilities in China, France, Germany, Ireland, Taiwan and the United States. The Company provides customers with a broad array of power rectifiers, transient voltage suppressors and small signal transistors and diodes. It has a diversified customer base, in terms of geography and end-use markets. Customers include leading manufacturers, located around the globe, of consumer electronics, lighting, telecommunications equipment, computers, automotive and automotive aftermarket products.

The information set forth above includes "forward-looking" information and, accordingly, the cautionary statements contained in Exhibit 99 to the Company's Form 10-K for the year ended December 31, 1997 are incorporated herein by reference. General Semiconductor's actual results could differ materially from the "forward-looking" information in this press release.

         Visit General Semiconductor on the web at www.gensemi.com


                        GENERAL SEMICONDUCTOR, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
          (Unaudited - In Thousands, Except Per Share Information)

                                                                   Historical                 Pro Forma (A)
                                                                Six Months Ended            Six Months Ended
                                                                    June 30,                    June 30,
                                                                    --------                    --------
                                                           1998                1997               1997
                                                        -----------       -----------         -----------
NET SALES                                               $   205,159       $   180,880         $   180,880
                                                        -----------       -----------         -----------
OPERATING COSTS AND EXPENSES:
    Cost of sales                                           141,223           154,539             154,539
    Selling, general and administrative                      23,250            22,577              22,577
    Research and development                                  2,963             3,250               3,250
    Amortization of excess of cost over fair value
      of net assets acquired                                  2,572             2,571               2,571
                                                        -----------       -----------         -----------
        Total operating costs and expenses                  170,008           182,937             182,937
                                                        -----------       -----------         -----------
OPERATING INCOME (LOSS)                                      35,151           (2,057)              (2,057)(FNB)
Other income (expense)-net                                     (81)                11                  11
Interest expense-net                                        (9,974)           (5,340)              (9,800)
                                                        -----------       -----------         -----------
INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES                               25,096           (7,388)             (11,846)

Provision for income taxes                                  (8,785)           (1,323)                 327
                                                        -----------       -----------         -----------
INCOME (LOSS) FROM CONTINUING
OPERATIONS                                                   16,311           (8,709)         $   (11,519)(FNB)
                                                                                              ===========
DISCONTINUED OPERATIONS - NET                                                 18,210
                                                        -----------       -----------
NET INCOME                                              $    16,311       $     9,501
                                                        ===========       ===========
Weighted Average Shares Outstanding:
    Basic                                                    36,802            34,248(FNC)         36,648 (FNA)(FNC)
    Diluted                                                  36,934            34,248(FNC)

Basic earnings (loss) per share:
    Continuing operations                               $      0.44       $    (0.25)         $     (0.31)(FNB)
                                                                                              ===========
   Discontinued operations                                                      0.53
                                                        -----------       -----------
      Net Income                                        $      0.44       $     0.28
                                                        ===========       ===========
Diluted earnings (loss) per share:
    Continuing operations                               $      0.44       $    (0.25)
    Discontinued operations                                                     0.53
                                                        -----------       -----------
      Net Income                                        $      0.44       $     0.28
                                                        ===========       ===========

(FNA) Pro Forma information assumes the conversion of the convertible notes and a net debt level of $275.0 million for the six month period ending June
30, 1997.

(FNB) - Excluding $33.8 million ($25.3 million net of tax) of charges related primarily to the separation of the Company's Taiwan operations. pro forma operating income and pro forma income from continuing operations would have been $31.7 million and $13.8 million ($0.37 per share), respectively. These costs include $32.7 million charged to cost of sales and $1.1 million charged to selling, general and administrative expense.

(FNC) - Share information has been retroactively restarted to reflect the 1 for 4 reverse stock split effected at the time of the spin off on July 28, 1997 and in conformance with SFAS128.



                        GENERAL SEMICONDUCTOR, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
          (Unaudited - In Thousands, Except Per Share Information)

                                                        Historical                  Pro Forma (FNA)
                                                    Three Months Ended            Three Months Ended
                                                         June 30,                      June 30,
                                                   1998             1997                 1997
                                               -----------       -----------         -----------
NET SALES                                      $    98,762       $    95,511         $    95,511

OPERATING COSTS AND EXPENSES:
    Cost of sales                                   70,115            88,596              88,596
    Selling, general and administrative             10,286            11,410              11,410
    Research and development                         1,463             1,818               1,818
    Amortization of excess of cost over
      fair value of net assets acquired              1,286             1,286               1,286
                                               -----------       -----------         -----------
        Total operating costs and expenses          83,150           103,110             103,110
                                               -----------       -----------         -----------

OPERATING INCOME (LOSS)                             15,612            (7,699)             (7,599)(FNB)
Other income (expense)-net                             (12)              (40)                (40)
Interest expense-net                                (5,067)           (2,277)             (4,900)
                                               -----------       -----------         -----------
INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES                      10,533            (9,916)            (12,539)

Provision for income taxes                          (3,687)              500               1,471

INCOME (LOSS) FROM CONTINUING
OPERATIONS                                           8,848            (9,416)        $    11,068 (FNB)
                                                                                     ===========
DISCONTINUED OPERATIONS - NET                                          1,234
                                                                 -----------
NET INCOME (LOSS)                              $     8,848       $    (8,182)
                                               -----------       -----------
Weighted Average Shares Outstanding:
    Basic                                           36,813            34,267 (FNC)        36,666 (FNA)(FNC)
    Diluted                                         36,965            34,267 (FNC)

Basic earnings (loss) per share:
    Continuing operations                      $      0.19       $     (0.27)        $     (0.30)(FNB)
                                                                                     ===========
    Discontinued operations                                             0.03
                                               -----------       -----------
       Net Income (loss)                       $      0.19       $     (0.24)
                                               ===========       ===========
Diluted earnings (loss) per share:
    Continuing operations                      $      0.19       $     (0.27)
    Discontinued operations                                             0.03
                                               -----------       -----------
       Net Income (loss)                       $      0.19       $     (0.24)
                                               ===========       ===========

(FNA) - Pro forma information assumes the conversion of the convertible notes and a net debt level of $275.0 million for the three month period ending June 30, 1997.

(FNB) - Excluding $26.4 million ($19.8 million net of tax) of charges related primarily to the separation of the Company's Taiwan operations, pro forma operating income and pro forma income from continuing operations would have been $18.8 million and $8.7 million ($0.24 par share), respectively. These costs include $25.4 million charged to cost of sales and $1.0 million charged to selling, general and administrative expense.

(FNC) - Share information has been retroactively restated to reflect the 1 for 4 reverse stock split affected at the time of the spin-off on July 28, 1997 and in conformance with SFAS128.



                        GENERAL SEMICONDUCTOR, INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In Thousands)

                                                 (unaudited)
                                                   June 30,     December 31,
                                                     1998           1997
                                                 -----------    -----------

Cash                                             $     6,378    $     5,192
Accounts receivable, less allowance for
doubtful accounts                                     63,498         54,077
Inventories                                           37,872         34,309
Other current assets                                  23,023         24,153
                                                 -----------    -----------
Total current assets                                 120,771        117,731
Total non-current assets                             432,356        432,574
                                                 -----------    -----------
TOTAL ASSETS                                         553,127        550,305
                                                 ===========    ===========
Total current Liabilities                        $    61,830    $   100,994
                                                 -----------    -----------
Long-term debt                                       292,000        263,764
Other liabilities                                     96,174         99,186
                                                 -----------    -----------
Total non-current liabilities                        308,174        362,950
                                                 -----------    -----------
Total liabilities                                    450,004        463,944
Total stockholders' equity                           103,123         86,361
                                                 -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $   553,127    $   550,305
                                                 ===========    ===========